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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                   FORM 8 - A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              YOUNG & RUBICAM INC.
             (Exact name of registrant as specified in its charter)
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                    DELAWARE                                  13-1493710
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(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)

  285 Madison Avenue
  New York, New York                                          10017-6486
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  (Address of principal executive offices)                    (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which
this form relates:                                                 333-46929
                                                               -----------------
                                                                (If applicable)
Securities to be registered pursuant of Section 12(b) of the Act:

      Title of each class              Name of each exchange on which
      to be so registered              each class is to be registered
      -------------------              ------------------------------

      Preferred Share Purchase         New York Stock Exchange
      Rights

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be Registered

            The description of the securities to be registered hereunder presented under the caption "Description of Capital Stock" in the form of the prospectus (the "Final Prospectus") to be filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the registrant's Registration Statement on Form S-1 (Registration No. 333-46929) filed with the Securities and Exchange Commission (the "Commission") on February 26, 1998, as amended, is incorporated herein by reference.


Item 2.     Exhibits

            All necessary exhibits will be filed with the New York Stock Exchange, Inc. in connection with this registration statement, including any amendment to the Registration Statement on Form S-1 filed with the Commission subsequent to the date hereof.
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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       YOUNG & RUBICAM INC.


                                       By:/s/Stephanie W. Abramson
                                          --------------------------------
                                          Stephanie W. Abramson
                                          General Counsel


Date:  May 5, 1998


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